                                                                   EXHIBIT 10.66

CONFIDENTIAL TREATMENT REQUESTED

The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.

                 AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT
                    AGREEMENT AND AMENDMENT NO. 2 TO AMENDED
                         AND RESTATED PLEDGE AGREEMENT

         AMENDMENT dated as of February 28, 2003 to (i) the Amended and Restated Credit Agreement dated as of April 25, 2001 (as amended prior to the date hereof, the "Credit Agreement") among BEVERLY ENTERPRISES, INC. (with its successors, the "Borrower"), the BANKS listed on the signature pages thereof, JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank, successor by merger to Morgan Guaranty Trust Company of New York), as Issuing Bank (with its successors in such capacity, the "Issuing Bank"), and JPMORGAN CHASE BANK, as Administrative Agent (the "Administrative Agent") and (ii) the Amended and Restated Pledge Agreement dated as of April 25, 2001 (as amended prior to the date hereof, the "Pledge Agreement") among the Borrower, Beverly Health and Rehabilitation Services, Inc. and the Administrative Agent.

                                  WITNESSETH:

         WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement or the Pledge Agreement has the meaning assigned to such term in the Credit Agreement or the Pledge Agreement, as the context requires. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement or any other Financing Document shall, after this Amendment becomes effective, refer to the Credit Agreement or the Pledge Agreement, as the case may be, as amended hereby.

         SECTION 2. New Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding, in appropriate alphabetical order, the following definitions:


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                  "ADDITIONAL MORTGAGES" means mortgages or deeds of trust from the owner of each property on which a Lien is required to be granted pursuant to Section 5.23, as mortgagor, securing the obligations of such owner under the Financing Documents (and, if the Borrower so elects, the Bank of Montreal Synthetic Lease Obligations), in each case in form and substance reasonably satisfactory to the Administrative Agent and as the same may be amended from time to time.

                  "ADJUSTED LEVERAGE RATIO" means, (a) for any day prior to September 30, 2003, the ratio of Adjusted Consolidated Debt on such day to Annualized Consolidated EBITDAR for the fiscal quarter most recently ended on or prior to such day and (b) for any day on or after September 30, 2003, the ratio of Adjusted Consolidated Debt on such day to Consolidated EBITDAR for the period of four consecutive fiscal quarters most recently ended on or prior to such day.

                  "AMENDMENT NO. 4" means Amendment No. 4 to Amended and Restated Credit Agreement and Amendment No. 2 to Amended and Restated Pledge Agreement dated as of February 28, 2003 among the Borrower, the Banks party thereto and the Administrative Agent.

                  "AMENDMENT NO. 4 EFFECTIVE DATE" means the date on which Amendment No. 4 becomes effective in accordance with its terms.

                  "AMSOUTH MORTGAGE FACILITY" means the Amended and Restated Term Loan Agreement, dated December 31, 1998, between Beverly Enterprises-Mississippi, Inc. and AmSouth Bank (successor by merger to First American National Bank), as amended by the First Amendment to Amended and Restated Term Loan Agreement and Promissory Notes, dated September 30, 1999, and as further amended, restated, supplemented or otherwise modified from time to time.

                  "ANNUALIZED CONSOLIDATED EBITDAR" means (a) for the fiscal quarter ended December 31, 2002, Consolidated EBITDAR for such fiscal quarter multiplied by 4, (b) for the fiscal quarter ended March 31, 2003, Consolidated EBITDAR for the period of two fiscal quarters ended March 31, 2003 multiplied by 2 and (c) for the fiscal quarter ended June 30, 2003, Consolidated EBITDAR for the period of three fiscal quarters ended June 30, 2003 multiplied by the 4/3.

                  "ANNUALIZED MORTGAGE EBITDA" means (i) for the fiscal quarter ended December 31, 2002, EBITDA for Mortgaged Facilities for such fiscal quarter multiplied by 4, (ii) for the fiscal quarter ended March 31,

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         2003, EBITDA for Mortgaged Facilities for the period of two fiscal quarters ended March 31, 2003 multiplied by 2, (iii) for the fiscal quarter ended June 30, 2003, EBITDA for Mortgaged Facilities for the period of three fiscal quarters ended June 30, 2003 multiplied by the 4/3 and (iv) for any fiscal quarter thereafter, EBITDA for Mortgaged Facilities for the period of four consecutive fiscal quarters ended on the last day of such fiscal quarter.

                  "ASSET SALE" means any sale, lease, transfer or other disposition of any assets or property other than (i) sales of assets or property (other than assisted living and skilled nursing facilities, separate business units, businesses and divisions and stock of Subsidiaries of the Borrower) in the ordinary course of business, and
         (ii) sales, transfers, leases and other dispositions by the Borrower or any of its Subsidiaries to the Borrower or any of the Subsidiaries.

                  "AVAILABLE AMOUNT" means (i) for any day prior to the satisfaction of the New Mortgage Condition, the lesser of (x) the Specified Amount for such day and (y) $75,000,000 and (ii) for any day on or after the satisfaction of the New Mortgage Condition, the Specified Amount for such day.

                  "AVAILABLE COMMITMENT" means, for each Bank on any day, an amount equal to the product of (i) the Available Amount for such day multiplied by (ii) such Bank's Ratable Share for such day.

                  "BANK OF MONTREAL SYNTHETIC LEASE OBLIGATIONS" means all amounts now or hereafter payable by the Borrower and its Subsidiaries pursuant to the Bank of Montreal Synthetic Lease.

                  "CARE FOCUS" means, as of the Amendment No. 4 Effective Date, the personal care business, located in North Carolina, operated by Community Care, Inc. and Compassion and Personal Care Services, Inc.

                  "CONSOLIDATED CASH BALANCE" means on any day the cash and Temporary Cash Investments held by the Borrower and its Consolidated Subsidiaries on such day.

                  "COVERAGE LIMITATION" means, for any day, an amount equal to
         (i) the product of 5 multiplied by the Annualized Mortgage EBITDA, as determined on such day, for the most recent fiscal quarter for which financial statements have been, or are required to have been, delivered pursuant to Sections 5.01(a) and (b), divided by (ii) 1.5; provided that if,

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

         on or prior to such day, the Borrower has prepaid any New Senior Notes or Senior Notes pursuant to Section 5.21(iii)(B), the "Coverage Limitation" for such day shall be an amount equal to the amount set forth in clause (i), as determined for such day, divided by 2.0.

                  "CURABLE ENCUMBRANCES" means an encumbrance on New Mortgage Property in existence as of the New Mortgage Deadline (or, in the case of a New Mortgage Property as to which the Agent shall have consented to an Extended New Mortgage Deadline, as of the Extended New Mortgage Deadline in respect of such New Mortgage Property) and set forth in an executed letter accepted by the Administrative Agent pursuant to
         Section 5.20(d).

                  "CURE DATE" means the date specified in an executed letter accepted by the Administrative Agent pursuant to Section 5.20(d) as the date by which the Curable Encumbrances set forth in such letter are to be cured by the owner of the New Mortgage Property on which such encumbrances exist; provided that if no date is specified in the applicable letter for the cure of any Curable Encumbrance set forth therein, the Cure Date in respect of such Curable Encumbrance shall be the 90th day following the delivery of the relevant New Mortgage to the Administrative Agent pursuant to Section 5.20(a).

                  "DISPOSITION PROGRAM" means, the sale, transfer or other disposition by the Borrower and its Subsidiaries, in one or more transactions and pursuant to sales of facilities and related assets, sales of stock of Subsidiaries or a combination thereof, of assisted living and skilled nursing facilities of the Borrower and its Subsidiaries, all in substantial conformity with the plan of disposition described in the Strategic Review.

                  "DUCC BUSINESS LINE" means the management of occupational therapy and medicine clinics operated by Matrix Occupational Health, Inc. in North Carolina.

                  "EBITDA FOR MORTGAGED FACILITIES" means, for any period, Net Income for Mortgaged Facilities for such period plus, without duplication, any amounts deducted in determining such Net Income for Mortgaged Facilities in respect of (a) Consolidated Interest Charges for such period, (b) Consolidated Tax Charges for such period and (c) expenses for such period of the types classified as "depreciation and amortization" on the consolidated statement of operations included in the Base Financials.

                                       4

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                  "EXISTING MORTGAGES" means mortgages and deeds of trust
         described in Schedule V hereto, in each case as the same has been or may be amended from time to time.

                  "EXTENDED NEW MORTGAGE DEADLINE" has the meaning set forth in
         Section 5.20.

                  "FEDERAL WAY FACILITY" means the skilled nursing facility operated by Beverly Enterprises-Washington, Inc., located at 135 South 336 Street, Federal Way, Washington, 98003.

                  "INITIAL SPECIFIED PORTION" means, with respect to any prepayment required under clause (ii)(B)(1) of Section 5.22, (a) with respect to the Bank of Montreal Synthetic Lease Obligations, 80% and
         (b) with respect to the Mortgage Facility Obligations, 20%; provided that if at the time that any such repayment would otherwise be required, (i) the Bank of Montreal Synthetic Lease Obligations have been repaid in full or would be repaid in full by the application of less than all of the applicable Initial Specified Portion of the applicable amount or (ii) the Mortgage Facility Obligations have been repaid in full or would be repaid in full by the application of less than all of the applicable Initial Specified Portion of the applicable amount, the Initial Specified Portion (or the portion of such Initial Specified Portion in excess of the amount necessary to repay such Bank of Montreal Synthetic Lease Obligations or Mortgage Facility Obligations) that would otherwise have been applied to repay such Bank of Montreal Synthetic Lease Obligations or Mortgage Facility Obligations shall be included in the Initial Specified Portion of Bank of Montreal Synthetic Lease Obligations or Mortgage Facility Obligations remaining outstanding.

                  "INVESTMENTS SIDE LETTER" means the side letter dated February 28, 2003 delivered by the Borrower and acknowledged by the Administrative Agent.

                  "MATRIX ENTITIES" means AnMed/VBS Rehabilitative Services, MATRIX Rehabilitation, Inc., MATRIX Healthcare Services, LLC, MATRIX Rehabilitation - Delaware, Inc., MATRIX Rehabilitation -Georgia, Inc., MATRIX Rehabilitation - Maryland, Inc., MATRIX Rehabilitation - Ohio, Inc., MATRIX Rehabilitation - Texas, Inc., MATRIX Rehabilitation - South Carolina, Inc., Theraphysics Corp., Theraphysics Partners of Colorado, Inc., Theraphysics Partners of Western Pennsylvania, Inc., Theraphysics Partners of Texas, Inc., Carrollton Physical Therapy Clinic, Inc., Las Colinas Physical Therapy Center, Inc.,


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         Greenville Rehabilitation Services, Inc., Home Health and
         Rehabilitation Services, Inc., North Dallas Physical Therapy Associates, Inc. and The Parks Physical Therapy and Work Hardening Center, Inc.

                  "MK MEDICAL" means, as of the Amendment No. 4 Effective Date, collectively, the business divisions of HomeCare Preferred Choice, Inc. which operate a respiratory therapy business, durable medical equipment business and rehabilitation business, in each case in Nevada and California.

                  "MORTGAGE CREDIT FACILITIES" means, collectively, the AmSouth Mortgage Facility and the Washington Mutual Mortgage Facilities.

                  "MORTGAGE FACILITY OBLIGATIONS" means all amounts now or hereafter payable by the Borrower or its Subsidiaries pursuant to the Mortgage Credit Facilities.

                  "NET CASH PROCEEDS" means, with respect to any Asset Sale, (a) the cash proceeds received by the Borrower or any of its Subsidiaries in respect of such Asset Sale, including any cash received in respect of any non-cash proceeds, but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and its Subsidiaries to third parties (other than Affiliates) in connection with such Asset Sale, (ii) the amount of all (x) payments required to be made by the Borrower and its Subsidiaries as a result of such Asset Sale to repay Debt (other than prepayments of Mortgage Facility Obligations or Bank of Montreal Synthetic Lease Obligations required under clauses (i), (ii)(B), (ii)(C) and (iii) of Section 5.22 and prepayments of Loans required under Section 2.05(d) in connection with the reductions of the Commitments pursuant to clauses (i),
         (ii)(B), (ii)(C) and (iii) of Section 2.11(b)) secured by such asset or otherwise subject to mandatory prepayment as a result of such Asset Sale and (y) reductions in the Commitments pursuant to Section 2.11(b)(ii)(A), (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and its Subsidiaries during the year that such Asset Sale occurred or the next succeeding year and that are directly attributable to such Asset Sale (as determined reasonably and in good faith by the chief financial officer of the Borrower) and (iv) the amount of all payments required to be made by the Borrower and its Subsidiaries to pay severance, salary for accrued and unused vacation days and other employee termination expenses during the year that such Asset Sale occurred or the next succeeding year and that are directly attributable to such Asset Sale.

                                       6

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                  "NET INCOME FOR MORTGAGED FACILITIES" means, for any period and as determined on any date, the net income (loss) (calculated exclusive of the effect of any extraordinary or other material non-recurring gain or loss outside the ordinary course of business) for such period for all assisted living and skilled nursing facilities subject to (x) an Existing Mortgage or (y) a New Mortgage as to which all the conditions set forth in Section 5.20 have been satisfied, and, in each case, which has not theretofore been released.

                  "NEW MORTGAGE CONDITION" means the satisfaction by the Borrower and its Subsidiaries of all of their obligations under Section
         5.20 (including the cure of all Curable Encumbrances).

                  "NEW MORTGAGE DEADLINE" means the sixtieth day after the Amendment No. 4 Effective Date.

                  "NEW MORTGAGE PROPERTY" means the property described in
         Schedule VI hereto; provided that the Borrower may, with the written consent of the Administrative Agent, which may be granted or withheld in its reasonable discretion, substitute for one or more properties listed on such Schedule VI one or more new properties not listed thereon so long as (i) such new property or properties are of equal or greater value than the property or properties for which they are to be substituted based on the "2003 Budget EBITDA with Cliff" assigned to such properties in the Strategic Review and (ii) at the time of such substitution the Borrower (x) represents in a writing to the Administrative Agent that after giving effect to such substitution, the aggregate "2003 Budget EBITDA with Cliff" assigned to all New Mortgage Properties in the Strategic Review shall be at least $33,000,000 and
         (y) provides an amended Schedule VI reflecting such substitution and any prior substitutions. Upon any such substitution, Schedule VI shall be deemed automatically to be amended to reflect such substitution.

                  "NEW MORTGAGES" means mortgages or deeds of trust from the owner of each New Mortgage Property, as mortgagor, to the Administrative Agent, as mortgagee, in respect of the New Mortgage Properties, in each case in form and substance reasonably satisfactory to the Administrative Agent and as the same may be amended from time to time.

                  "NEW SENIOR NOTE AGREEMENT" means that certain Indenture, dated as of April 25, 2001, between the Borrower, the guarantors party.

                                       7

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         thereto and The Bank of New York, as trustee, as amended, modified or supplemented.

                  "PERMITTED PROPERTY LIENS", with respect to any property covered by an Existing Mortgage, a New Mortgage or an Additional Mortgage, has the meaning set forth in the related Existing Mortgage, New Mortgage or Additional Mortgage, respectively.

                  "RATABLE SHARE" means, with respect to any Bank on any day, a fraction, the numerator of which is such Bank's Commitment on such day and the denominator of which is the aggregate Commitments of all Banks on such day.

                  "RESTRICTED PERIOD" means any period that is not an Unrestricted Period.

                  "SENIOR NOTES" means the senior unsecured notes of the Borrower due 2006 issued pursuant to the Senior Note Agreement.

                  "SPECIFIED AMOUNT" means (a) for any day during a Restricted Period (i) if such day occurs prior to the New Mortgage Deadline, the lesser of (x) the aggregate Commitments of all Banks on such day and
         (y) $100,000,000 and (ii) if such day occurs on or after the New Mortgage Deadline, the least of (x) the aggregate Commitments of all Banks on such day, (y) the Coverage Limitation for such day and (z) $100,000,000 and (b) for any day during an Unrestricted Period, (i) if such day occurs prior to the New Mortgage Deadline, the aggregate Commitments of all Banks on such day and (ii) if such day occurs on or after the New Mortgage Deadline, the lesser of (x) the aggregate Commitments of all Banks on such day and (y) the Coverage Limitation for such day.

                  "SPECIFIED PORTION" means, with respect to any repayment required under clause (ii)(B)(2), (ii)(C) or (iii) of Section 5.22 or any Commitment reduction pursuant to clause (ii)(B)(2), (ii)(C) or
         (iii) of Section 2.11(b), (a) with respect to the Commitments, 50%, (b) with respect to the Bank of Montreal Synthetic Lease Obligations, 40% and (c) with respect to the Mortgage Facility Obligations, 10%; provided that if at the time that any such Commitment reduction or repayment would otherwise be required, (i) the aggregate Commitments of all Banks have been reduced to $85,000,000 or would be reduced to $85,000,000 by the application of less than the applicable Specified Portion of the applicable amount, (ii) the Bank of Montreal Synthetic Lease Obligations have been repaid in full or would be repaid in full by the application of less than all of the applicable Specified Portion of the applicable amount or (iii) the

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         Mortgage Facility Obligations have been repaid in full or would be repaid in full by the application of less than all of the applicable Specified Portion of the applicable amount, the Specified Portion (or the portion of such Specified Portion in excess of the amount necessary to reduce such aggregate Commitments to $85,000,000 or to repay such Bank of Montreal Synthetic Lease Obligations or Mortgage Facility Obligations in full) that would otherwise have been applied to reduce such Commitments or repay such Bank of Montreal Synthetic Lease Obligations or Mortgage Facility Obligations shall be included in the Specified Portions applicable to the outstanding Commitments in excess, in the aggregate for all Banks, of $85,000,000 and the Bank of Montreal Synthetic Lease Obligations and Mortgage Facility Obligations remaining outstanding in proportion to the relative Specified Portions set forth in clauses (a), (b) and (c) above.

                  "STRATEGIC REVIEW" means the "Strategic Discussion and Review" dated January 10, 2003 provided by the Borrower to the Banks.

                  "UNRESTRICTED PERIOD" means any period of one or more days in which both (i) the aggregate gross cash proceeds received by the Borrower and its Subsidiaries from all Asset Sales made by the Borrower and its Subsidiaries on or after the Amendment No. 4 Effective Date and on or prior to such day (excluding all proceeds received from Assets Sales of the facilities and related assets, stock or any combination thereof pertaining to the Matrix Entities) equals or exceeds $175,000,000 and (ii) the Adjusted Leverage Ratio as of the last day of the two most recent fiscal quarters for which financial statements have been, or are required to have been, delivered pursuant to Sections 5.01(a) and (b) did not exceed 5.0 to 1.0.

                  "WASHINGTON MUTUAL MORTGAGE FACILITIES" means, collectively,
         (1) the Loan Agreement, dated October 15, 1996, between Beverly Enterprises - Arkansas, Inc. and Washington Mutual Bank FA (successor by merger to Bank United) ("WASHINGTON MUTUAL"), (2) the Loan Agreement, dated October 15, 1996, between Beverly Enterprises - Alabama, Inc. and Washington Mutual, (3) the Loan Agreement, dated October 15, 1996, between Beverly Enterprises - Washington, Inc. and Washington Mutual and (4) the Loan Agreement, dated October 15, 1996, between Beverly Enterprises - Wisconsin, Inc. and Washington Mutual, each as amended from time to time.

         SECTION 3. Amendment of Definitions. (a) The definition of "Permitted Encumbrances" set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.


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

         (b) The definitions of "Adjusted Consolidated Debt", "Consolidated Net Income", "Consolidated Net Worth", "Financing Documents", "Fixed Charge Coverage Ratio", "Letter of Credit Commitment", "Mortgages" and "Security Documents", set forth in Section 1.01 of the Credit Agreement, are hereby amended to read in full as follows:

                  "ADJUSTED CONSOLIDATED DEBT" means, at any date, the sum, without duplication, of (i) all liabilities of the Borrower and its Subsidiaries at such date of the types classified as "current liabilities: short-term borrowings", "current liabilities: current portion of long-term obligations," "long-term obligations" and, to the extent arising out of claims made by governmental authorities relating to reimbursement obligations or settlements thereof, "other liabilities and deferred items" on the consolidated balance sheet included in the Base Financials, (ii) all guarantees at such date of obligations of other issuers (other than (x) guarantees outstanding on the Effective Date of obligations outstanding on the Effective Date, in amounts not in excess of $57,191,572 and reported in the Base Financials and (y) obligations, or guarantees of obligations, with respect to facilities or Subsidiaries disposed of, which obligations or guarantees existed prior to such dispositions and are initially recorded as liabilities or obligations on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries pursuant to FASB Interpretation 45 after the Closing Date, so long as (A) no event of the type referred to in
         Section 6.01(h) or (i) (without regard to whether a period of 60 days shall have passed as contemplated in Section 6.01(i)) shall have occurred with respect to the Person that is primarily liable in respect of such obligations, or who has agreed with the Borrower or any of its Subsidiaries to be responsible for such obligations, and (B) the obligee of such obligation, or the beneficiary of such guarantee, shall not have made a demand for payment in respect of such obligation or guarantee) and (iii) an amount equal to the product of eight multiplied by the Consolidated Rental Expense for the four fiscal quarters of the Borrower most recently completed on or prior to such date; provided that for purposes of this clause (iii), Consolidated Rental Expense for any such period of four fiscal quarters shall be calculated after giving pro forma effect (including, in the case of any acquisition, as to any cost savings and the like resulting from such acquisition, but only to the extent permitted under Regulation S-X promulgated by the Securities and Exchange Commission) to any acquisition or disposition by the Borrower or any of its Subsidiaries of any business, nursing home or other facility or any Subsidiary consummated after the first day of such period and on or prior to the date on which such determination is to be made, as if such acquisition or disposition had been consummated on the first day of such period, if, but only if, the

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
CONFIDENTIAL TREATMENT REQUESTED

The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.

         Consolidated EBITDAR attributable to all such businesses, nursing homes and other facilities and all such Subsidiaries, in any transaction or series of related transactions, for such period, in the aggregate, equals or exceeds $10,000,000.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) (calculated (a) before preferred and common stock dividends and (b) exclusive of the effect of (i) any extraordinary or other material non-recurring gain or loss outside the ordinary course of business, (ii) Specified Restructuring Charges in an aggregate amount, on a pretax basis, during the period from October 1, 2000 through March 31, 2001 not exceeding $105,000,000, (iii) the charges or losses, in an aggregate amount, on a pretax basis, not exceeding $130,000,000, incurred by the Borrower and its Consolidated Subsidiaries on or prior to January 8, 2002 in connection with the Florida Disposition, (iv) charges and losses incurred by the Borrower and its Consolidated Subsidiaries on or after the Amendment No. 4 Effective Date as a result of (x) Asset Sales outside the ordinary course of business and dispositions made pursuant to the Disposition Program and (y) payments relating to the past billing practices of MK Medical in an aggregate amount not exceeding ************, (v) non-cash charges and losses incurred by the Borrower and its Consolidated Subsidiaries on or after the Amendment No. 4 Effective Date as a result of (x) closures of assisted living and skilled nursing facilities of the Borrower and its Subsidiaries and (y) any change in GAAP that requires the Bank of Montreal Synthetic Lease Obligations and the assets subject to the Bank of Montreal Synthetic Lease to be included on the balance sheet of the Borrower and its Consolidated Subsidiaries and (vi) transaction fees and expenses of the Borrower and its Subsidiaries incurred in connection with Amendment No. 4 and any related amendments to the Bank of Montreal Synthetic Lease and the Mortgage Credit Facilities) for the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

                  "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries at such date, without giving effect to (a) charges and losses incurred by the Borrower and its Consolidated Subsidiaries on or after the Amendment No. 4 Effective Date as a result of (i) Asset Sales outside the ordinary course of business and dispositions made pursuant to the Disposition Program, (ii) payments relating to the past billing practices of MK Medical in an aggregate amount not exceeding ************ (b) non-cash charges and losses incurred by the Borrower and its Consolidated Subsidiaries on or after the Amendment No. 4 Effective Date as a result of (i) closures of assisted living and skilled nursing facilities of the Borrower and its Subsidiaries and (ii) any change in GAAP that requires the Bank of Montreal Synthetic Lease Obligations and the assets subject to the Bank of Montreal Synthetic Lease to be included on the balance sheet of the Borrower and its Consolidated Subsidiaries and (c) transaction fees and expenses of the Borrower and its Subsidiaries in connection with Amendment No. 4 and any related amendments to the Bank of Montreal Synthetic Lease and the Mortgage Credit Facilities.

                  "FINANCING DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guaranty and the Security Documents.

                  "FIXED CHARGE COVERAGE RATIO" means, on any date, the ratio of
         (i) Consolidated EBITDAR for the four consecutive fiscal quarters most recently ended on or prior to such date to (ii) the sum of Consolidated Interest Charges and Consolidated Rental Expense for such fiscal quarters.

                  "LETTER OF CREDIT COMMITMENT" means, with respect to any Bank at any time, an amount equal to the lesser of (i) such Bank's Available Commitment at such time and (ii) the product of $75,000,000 multiplied by such Bank's Ratable Share at such time.

                  "MORTGAGES" means the Existing Mortgages and the New
         Mortgages.

                  "SECURITY DOCUMENTS" means the Pledge Agreement, the Mortgages and any Additional Mortgage (excluding, on any day prior to the execution and delivery of any New Mortgage or Additional Mortgage, such New Mortgage or Additional Mortgage), together with all related filings, assignments, instruments, mortgages and other papers.

         SECTION 4. Loans on and after the Effective Date. Clause (b) of Section
2.01 of the Credit Agreement is amended to read in full as follows:

                  "(b) Loans on and after the Effective Date. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section 2.01(b) from time to time from and including the Effective Date to but excluding the Termination Date in amounts such that such Bank's Exposure shall not exceed such Bank's Available Commitment. Each Borrowing under this Section 2.01(b) shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available under
         Section 3.02(b)) and shall be made
         from each Bank in the amount of its Ratable Share of such Borrowing. Within the foregoing limits, the Borrower may borrow under this Section 2.01(b), prepay loans to the extent permitted by Section 2.13, and reborrow pursuant to this Section 2.01(b)."

         SECTION 5. Maturity of Loans; Mandatory Prepayments. Section 2.05 of the Credit Agreement is amended to read in full as follows:

                  "SECTION 2.05. Maturity of Loans; Mandatory Prepayments. (a) Each Loan shall mature, and the principal amount thereof shall be due and payable in full, on the Termination Date.

                  (b) The Loans shall be prepaid on the first Business Day of each calendar month in an aggregate amount equal to the amount (if any) by which the Consolidated Cash Balance on last Business Day of the immediately preceding calendar month (after giving effect to any prepayment of the Bank of Montreal Synthetic Lease Obligations and/or the Mortgage Facility Obligations pursuant to Section 5.22 or the Loans pursuant to clause (d) of this Section 2.05, in each case to be made on such Business Day and net of the aggregate amount of checks issued by the Borrower and its Consolidated Subsidiaries on or prior to such Business Day that have not cleared at the close of business on such Business Day), exceeds $50,000,000.

                  (c) If, on any day, the aggregate Exposure of all Banks shall exceed the Available Amount for such day, the Borrower shall prepay Loans (and, to the extent that such amount exceeds the aggregate principal amount of all Loans then outstanding, cash collateralize Letters of Credit) in an aggregate principal amount equal to such excess.

                  (d) If, on any day on which the Commitments are reduced pursuant to Section 2.11(b), there shall be any Loans outstanding, the Borrower shall prepay Loans in an aggregate principal amount equal to the lesser of (x) the aggregate principal amount of all Loans then outstanding and (y) the amount of such Commitment reduction.

                  (e) Each prepayment of all or part of a Group of Loans pursuant to this Section 2.05 shall be applied to prepay ratably the Loans of the several Banks included in such Group."

         SECTION 6. Fees. (a) Clause (a) of Section 2.08 of the Credit Agreement is amended to read in full as follows:

                  "(a) The Borrower shall pay to the Administrative Agent for the account of the Banks, ratably in proportion to their Commitments, a commitment fee at a rate per annum (the "COMMITMENT FEE RATE") determined for each day in accordance with the Pricing Schedule, on the amount by which the aggregate amount of the Commitments on such day exceeds the aggregate Exposure on such day; provided that for any day during a Restricted Period, the Commitment Fee Rate applicable to any portion of the unused Commitments that represents aggregate Commitments in excess of $100,000,000 shall be 0.50% per annum. Such fees shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety)."

         SECTION 7. No Increase of Commitments. Section 2.09 of the Credit Agreement is amended to read in full as follows:

                  "SECTION 2.09. [INTENTIONALLY OMITTED]."

         SECTION 8. Mandatory Termination or Reduction of Commitments. Section
2.11 of the Credit Agreement is amended to read in full as follows:

                  "SECTION 2.11. Mandatory Termination or Reduction of Commitments. (a) All Commitments shall terminate in their entirety on the Termination Date.

                  (b) The Commitments shall automatically be reduced

                           (i) on the Amendment No. 4 Effective Date, by
                  $25,000,000,

                           (ii) upon the receipt by the Borrower or any of its
                  Subsidiaries of any proceeds of any Asset Sale, by an amount equal to

                                    (A) if the assets subject to such Asset Sale
                           constituted Collateral immediately prior to such Asset Sale, the product of 5 multiplied by the Annualized Mortgage EBITDA for the assets subject to such Asset Sale, as determined based on the most recent fiscal quarter for which financial statements have been delivered pursuant to Sections 5.01(a) and
                           (b);

CONFIDENTIAL TREATMENT REQUESTED

The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.

                                    (B) if any Net Cash Proceeds result from
                           such Asset Sale,

                                             (1) until the Commitments have been
                                    reduced by $18,750,000 in the aggregate
                                    pursuant to this clause (1), 100% of the Net
                                    Cash Proceeds in respect of such Asset Sale;
                                    provided that if, prior to the earlier of
                                    (x) *************************************
                                    ***************** and (y) ***************
                                    *******************************************,
                                    the Borrower shall have reached a final
                                    agreement related to past billing practices of MK Medical, which agreement requires the Borrower and its Subsidiaries to make cash payments in an aggregate amount greater than ************ but less than *************, no
                                    Commitment reduction shall be required in respect of the Net Cash Proceeds received on or after the date that such agreement becomes final in an amount equal to the excess of the aggregate amount of such payments over ***********; provided further that the provisions of this clause (1) shall remain in effect thereafter until the Commitments have been reduced by $18,750,000 in the aggregate pursuant to this clause
                                    (1),

                                             (2) after the Commitments have been
                                    reduced by $18,750,000 in the aggregate
                                    pursuant to clause (ii)(B)(1) of this
                                    Section 2.11(b), the Specified Portion in respect of the Commitments of 65% of the Net Cash Proceeds of such Asset Sales and

                                    (C) if, in the absence of any additional
                           Commitment reductions and/or repayments of Mortgage Facility Obligations and/or Bank of Montreal Synthetic Lease Obligations, the Borrower would be required to make a Senior Asset Sale Offer (as defined in the Senior Note Agreement or the New Senior Note Agreement) under the Senior Note Agreement or the New Senior Note Agreement, by an amount equal to the Specified Portion in respect of the Commitments of the amount of Net Cash Proceeds that must be applied to repay Senior Debt (as defined in the Senior Note Agreement or the New Senior

                           Note Agreement) in order for the Borrower to avoid the making of a Senior Asset Sale Offer under the Senior Note Agreement or the New Senior Note Agreement; and

                           (iii) on any Business Day, by the Specified Portion
                  in respect of the Commitments of the amount by which the average of the Consolidated Cash Balances at the close of business on the three consecutive Business Days immediately preceding such day (in each case after giving effect to any Commitment reductions required pursuant to clause (ii) of this
                  Section 2.11(b) and related prepayments pursuant to Section 2.05(d) and any prepayments required under clause (ii) of
                  Section 5.22, in each case to be made on any such Business
                  Day) exceeds $125,000,000;

         provided that in no event (other than pursuant to clause (ii)(C) above) shall the aggregate Commitments be reduced to less than $85,000,000 pursuant to this Section 2.11(b).

                  (c) Each reduction of the Commitments pursuant to this Section
         2.11 shall be applied ratably to the respective Commitments of all Banks."

         SECTION 9. Conditions to Each Borrowing and Letter of Credit Issuance. Clause (b) of Section 3.02 is amended to read in full as follows:

                  "(b) in the case of any Borrowing or the issuance of any Letter of Credit, the fact that, immediately after such Borrowing or the issuance of such Letter of Credit, as the case may be, the aggregate Exposures of all Banks does not exceed the Available Amount;"

         SECTION 10. Subsidiaries. The last sentence of Section 4.01 of the Credit Agreement is amended by replacing the expression "Effective Date" with "Amendment No. 4 Effective Date".

         SECTION 11. Binding Effect; Liens. Clause (b) of Section 4.03 of the Credit Agreement is amended to read in full as follows:

                  "(b) The Security Documents create valid security interests in and mortgage liens on the Collateral purported to be covered thereby, which security interests and mortgage liens are and will remain perfected security interests and mortgage liens, prior to all Liens other than Permitted Property Liens and, at any time prior to the applicable Cure Date, applicable Curable Encumbrances, and as to which, in the case of the Pledged Stock, the Administrative Agent has control (within the meaning of Sections 8-106 and 9-106 of the UCC), subject, in the case of the Pledged Stock, to the Administrative Agent's maintaining possession thereof, and, in the case of the Mortgages, to the recording of the Mortgages in the county recording offices set forth on Schedules 1 thereto and the filing of Uniform Commercial Code financing statements in the Uniform Commercial Code filing offices and county recording offices set forth or Schedules 2 thereto."

         SECTION 12. Compliance Certificate. Clause (d) of Section 5.01 of the Credit Agreement is amended to read in full as follows:

                  "(d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of an Authorized Financial Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.05, 5.06, 5.07, 5.09, 5.10, 5.11, 5.13, 5.18, 5.19, 5.21 and 5.22 hereof and Section 5(C) of the Pledge Agreement on the date of such financial statements, and, if such compliance is being determined on a pro forma basis in accordance with the proviso to the definition of Consolidated EBITDAR or Adjusted Consolidated Debt, setting forth in reasonable detail the nature and amount of each pro forma adjustment included in such calculations, (ii) setting forth in reasonable detail calculations of the Pricing Ratio as at the date of the balance sheet contained therein and for the period of four fiscal quarters ending on such date,
         (iii) in the case of each such certificate delivered after the New Mortgage Deadline, setting forth in reasonable detail the Coverage Limitation as of the date of the balance sheet contained therein and
         (iv) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;"

         SECTION 13. Fixed Charge Coverage Ratio. Section 5.06 of the Credit Agreement is amended to read in full as follows:

                  "SECTION 5.06. Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio at any date shall not be less than 1.1 to 1.0."

         SECTION 14. Leverage Ratio. Section 5.07 of the Credit Agreement is amended to read in full as follows:

                  "SECTION 5.07. Leverage Ratio. The ratio at any date during any period set forth below of (a) Adjusted Consolidated Debt to (b)

         Consolidated EBITDAR for the period of four consecutive fiscal quarters most recently ended on or prior to such date shall not be more than the ratio set forth below opposite such period:

PERIOD                                    MAXIMUM RATIO
------                                    -------------
January 1, 2003 - June 29, 2003           5.50 to 1.0
June 30, 2003 - September 29, 2003        6.50 to 1.0
September 30, 2003 - December 30, 2003    6.80 to 1.0
December 31, 2003 - March 30, 2004        7.30 to 1.0
March 31, 2004 and thereafter             7.45 to 1.0

         SECTION 15. Investments. (a) Clause (i) of Section 5.09 of the Credit Agreement is amended to read in full as follows:

                  "(i) (i) promissory notes (and, in the case of facilities or stock sold other than as part of the Disposition Program or the sale of certain assets specified in the Investments Side Letter, or stock of Subsidiaries holding solely such specified assets, other Investments) received as consideration for facilities or stock of Subsidiaries sold (other than in connection with, or as part of, the Florida Disposition), provided that (x) the aggregate net book value of all outstanding Investments permitted by this subclause (i)(i) shall not exceed at any time (1) in the case of promissory notes received in connection with the sale of facilities and stock of Subsidiaries pursuant to the Disposition Program, 10% of the gross proceeds received by the Borrower and its Subsidiaries at or prior to such time in connection with all sales of facilities and stock of Subsidiaries pursuant to the Disposition Program, (2) in the case of promissory notes received in connection with the sale of certain assets specified in the Investments Side Letter, or the stock of Subsidiaries holding solely such specified assets, the percentages set forth in the Investments Side Letter of the gross proceeds received by the Borrower and its Subsidiaries in connection with such sale and (3) in the case of all other promissory notes and Investments so received, $25,000,000 and (y) in the case of promissory notes referred to in subclauses (1) and (2) of clause (x) above, (A) if the obligations of the Borrower and the Subsidiary Guarantors under the Financing Documents, the Mortgage Credit Facilities or the Bank of Montreal Synthetic Lease were secured by a Lien on the facilities sold, or the facilities owned by the Subsidiary whose stock was sold, and such obligations remain outstanding, then the promissory notes received in connection with the sale of such facilities or stock shall be pledged to the Person or Persons that held such Lien and (B) if none of the obligations of the Borrower and the Subsidiary Guarantors under the Financing Documents, the Mortgage Credit Facilities or the Bank of Montreal Synthetic Lease was secured by a Lien on the facilities sold, or the facilities owned by the Subsidiary whose stock was sold, then, to the extent permitted under the Senior Note Agreement and the New Senior Note Agreement, the promissory notes received in connection with the sale of such facilities or stock shall be pledged to secure, equally and ratably, the obligations of the Borrower and the Subsidiary Guarantors under the Financing Documents, the Mortgage Credit Facilities and the Bank of Montreal Synthetic Lease and (ii) promissory notes received as partial consideration for the Florida Disposition, provided that the aggregate principal amount of all such promissory notes permitted by this subclause (i)(ii) shall not, at any time, exceed $20,000,000;"

         (b) Section 5.09 of the Credit Agreement is amended by adding, at the end thereof, the following:

         "In addition, neither the Borrower nor any of its Subsidiaries will, during any period on or after the Amendment No. 4 Effective Date during which the Adjusted Leverage Ratio exceeds 5.0 to 1.0 make or acquire any Investments of the types referred to in clauses (b), (d), (e) or
         (o) of this Section 5.09, acquire any health care facilities (including, without limitation, any acquisition of such a facility pursuant to a Lease Conversion) or make any Lease Conversion other than
         (i) Lease Conversions with respect to the Bank of Montreal Synthetic Lease and (ii) Investments, Lease Conversions and acquisitions of facilities in an aggregate amount not exceeding $15,000,000."

         SECTION 16. Restricted Payments on Stock. Clause (v) of Section 5.10 of the Credit Agreement is amended to read in full as follows:

                  "(v) the Borrower may make any such payment or distribution if, after giving effect thereto, the aggregate amount of all such payments or distributions made after the Effective Date (including, without limitation, any such payments or distributions permitted under subclause (ii)(A) or clause (iv) above) does not exceed (A) on any date on which no Event of Default shall have occurred and be continuing or shall result from such payment and the Adjusted Leverage Ratio as at the last day of the most recently ended fiscal quarter is (I) less than
         5.00 to 1.00 but not less than 4.75 to 1.00, $25,000,000, (II) less than 4.75 to 1.00 but not less than 4.50 to 1.00, $30,000,000, and (III) less than 4.50 to 1.00, $40,000,000 and
         (B) on any other date, $10,000,000; provided that no payment or distribution otherwise permitted under this clause (v) shall be made by the Borrower on any day on or after the Amendment No. 4 Effective Date on which the Adjusted Leverage Ratio is greater than 5.00 to 1.00."

         SECTION 17. Negative Pledge. Clause (a) of Section 5.11 of the Credit Agreement is amended by: (a) amending clause (iv) thereof to read in full as follows:

                  "(iv) any Lien on any asset securing Debt or lease obligations incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset or reconstructing substantially all of such asset, provided that (x) such Lien attached or attaches to such asset concurrently with or within one year (or, in the case of any such Lien on the Federal Way Facility that attached prior to the Amendment No. 4 Effective Date, 385 days) after such acquisition, construction or reconstruction and (y) on any day on or after the Amendment No. 4 Effective Date on which the Adjusted Leverage Ratio is greater than 5.00 to 1.00, Liens may be created or assumed under this clause (iv) only to secure Debt referred to in clause (iv) of the definition of Debt in Section 1.01;" and

         (b) (i) deleting the expression "and" at the end of clause (xiv) thereof, (ii) replacing the period at the end of clause (xv) thereof with the expression"; and" and (iii) inserting at the end thereof the following:

                  "(xvi) with respect to each property covered by a Mortgage or an Additional Mortgage, the Permitted Property Liens (as defined in the Mortgage or Additional Mortgage covering such property)."

         SECTION 18. Consolidations, Mergers and Sales of Assets. Section 5.12 of the Credit Agreement is amended to read in full as follows:

                  "SECTION 5.12. Consolidations, Mergers and Sales of Assets. Neither the Borrower nor any of its Subsidiaries will:

                  (a) consolidate or merge with or into any other Person, unless the Borrower or, except in the case of a merger or consolidation to which the Borrower is a party, a Wholly-Owned Subsidiary of the Borrower is the surviving corporation or

CONFIDENTIAL TREATMENT REQUESTED

The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.

                  (b) sell, lease or otherwise transfer (i) if the Adjusted Leverage Ratio as of the day of such sale, lease or other transfer is less than or equal to 5.00 to 1.00, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person and (ii) if the Adjusted Leverage Ratio as of the day of such sale, lease or other transfer is greater than 5.00 to 1.00, any assets or property;

         provided that (i) this Section 5.12 shall not apply to (A) mergers, dissolutions, reorganizations or liquidations of Subsidiaries of the Borrower that have disposed of all or substantially all of their assets, (B) sales, leases or other transfers by the Borrower or any of its Subsidiaries to the Borrower or any Subsidiary Guarantor and (C) sales, transfers or other dispositions of MK Medical, ****************
         **********************************************************************
         **************************** or made pursuant to the Disposition Program and (ii) Section 5.12(b)(ii) does not apply to sales, leases or other transfers of (A) assets or property made in respect of Sale and Leaseback Transactions permitted under Section 5.19, (B) assets or property (other than assisted living and skilled nursing facilities, separate business units, businesses or divisions or stock of Subsidiaries) not covered by clause (ii)(A) above and (1) disposed of in the ordinary course of business or (2) to the extent not disposed of in the ordinary course of business, so long as the aggregate gross proceeds of sales, transfers and other dispositions made pursuant to this clause (2) does not exceed $2,000,000 and (C) assets or property pursuant to condemnations or in lieu of condemnations; and provided further that the Borrower and its Subsidiaries may assign or grant security interests in their Medicare, Medicaid or other patient accounts receivable to a Special Purpose Receivables Financing Subsidiary to secure Permitted Receivables Financing Securities (provided that the net amount at any time of all uncollected accounts receivable owing to the Borrower or any of its Subsidiaries that are so assigned or in which a security interest is so granted shall not exceed 200% of the aggregate principal or redemption amount of all Permitted Receivables Financing Securities then outstanding)."

         SECTION 19. Incurrence of Debt. Section 5.13 of the Credit Agreement is amended by adding, at the end thereof, a new clause (c) to read in full as follows:

                  "(c) At any time on or after the Amendment No. 4 Effective Date at which the Adjusted Leverage Ratio exceeds 5.00 to 1.00, the Borrower will not, and will not permit any of its Subsidiaries to, incur or assume any Debt, except:

                  (i) Debt incurred in connection with Lease Cancellation Payments;

                  (ii) Debt of the type referred to in clause (iv) of the definition of "Debt" secured by a Lien permitted pursuant to clause
         (iv) of subsection 5.11(a);

                  (iii) Debt of any corporation that became or becomes a Consolidated Subsidiary of the Borrower that existed or exists at the time such corporation became or becomes such a Consolidated Subsidiary and (other than in a Workout Transaction) not created in contemplation thereof;

                  (iv) Refinancing Debt incurred to refinance Debt permitted under clauses (i) through (iii) above, provided that (A) the principal amount of such Refinancing Debt shall not exceed the principal amount of such Refinanced Debt and (B) such Refinancing Debt shall have a weighted average life of not less than the remaining weighted average life of such Refinanced Debt or such Refinancing Debt shall not have any required payments of principal prior to the first anniversary of the Termination Date;

                  (v) to the extent it refinances Debt permitted to have been incurred, and in fact incurred, prior to the Amendment No. 4 Effective Date or when the Adjusted Leverage Ratio did not exceed 5.00 to 1.00, Refinancing Debt permitted under clause (v) of Section 5.13(a) (treating such Section 5.13(a) solely for purposes of this clause (v) as if it applied to the Borrower as well as its Subsidiaries);

                  (vi) Permitted Receivables Financing Securities, provided that the aggregate principal and redemption amount of all Permitted Receivables Financing Securities outstanding at any time shall not exceed $100,000,000;

                  (vii) Debt incurred under the Financing Documents;

                  (viii) Guarantees by the Borrower or any of its Subsidiaries of any obligation of the Borrower or any of its Subsidiaries that the Borrower or such guaranteeing Subsidiary would have been permitted to incur hereunder as a primary obligation;

                  (ix) Debt consisting of advances from the Borrower or any of its Subsidiaries in connection with the normal operation of the business of the Borrower and its Subsidiaries;

                  (x) Debt incurred in connection with and as part of a Workout Transaction;

                  (xi) Debt incurred or assumed for the purpose of financing the cost of acquiring, constructing or improving an asset of the Borrower or any of its Subsidiaries;

                  (xii) Debt not otherwise permitted under clauses (i) through
         (xi) of this Section;

         provided that the aggregate principal amount of Debt permitted under clauses (i), (ii), (iv) (to the extent that the Debt incurred under such clause (iv) refinances Debt incurred under clause (i) or (ii) of this Section 5.13(c)), (xi) and (xii) of this Section 5.13(c) shall not exceed $10,000,000 at any time outstanding."

         SECTION 20. Use of Proceeds and Letters of Credit. Section 5.14 of the Credit Agreement is amended to read in full as follows:

                  "SECTION 5.14. Use of Proceeds and Letters of Credit. The Letters of Credit issued (or deemed issued), and the proceeds of the Loans made, under this Agreement will be used for general corporate purposes; provided that none of such Letters of Credit or proceeds of Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of (a) buying or carrying any "margin stock" within the meaning of Regulation U or (b) prepaying any Debt of the Borrower or its Subsidiaries."

         SECTION 21. Lease Conversions. Section 5.16 of the Credit Agreement is amended by (i) deleting "and" at the end of clause (i) thereof, (ii) inserting the expression"; and" at the end of clause (ii) thereof and (iii) adding the following at the end thereof:

         "(iii) if such Lease Conversion is made on any day on or after the Amendment No. 4 Effective Date on which the Adjusted Leverage Ratio is greater than 5.00 to 1.00, such Lease Conversion is permitted under the last sentence of Section 5.09."

         SECTION 22. Consolidated Gross Capital Expenditures. Section 5.18 of the Credit Agreement is amended to read in full as follows:

                  "SECTION 5.18. Consolidated Gross Capital Expenditures. Consolidated Gross Capital Expenditures will not, for any fiscal year ending on or after December 31, 2002 exceed (A) if the Adjusted Leverage Ratio on the first day of such fiscal year is greater than
         5.00 to 1.00, $55,000,000 and (B) if the Adjusted Leverage Ratio on the first day of such fiscal year is less than or equal to 5.00 to 1.00, the amount indicated below opposite such fiscal year:

                Fiscal Year Ending              Amount
                ------------------              ------
                December 31, 2003            $80,000,000
                December 31, 2004            $80,000,000


                  To the extent that Consolidated Gross Capital Expenditures for any fiscal year referred to in clause (B) of this Section 5.18 are less than the applicable amount specified pursuant to this Section 5.18, the difference may be carried forward to the next fiscal year unless the Adjusted Leverage Ratio is greater than 5.00 to 1.00 on the first day of such next fiscal year (and for this purpose, Consolidated Gross Capital Expenditures in any subsequent fiscal year shall be applied, first, to any such carry-forward amount and, second, to the specified amount for such year)."

         SECTION 23. Sale and Leaseback Transactions. Section 5.19 of the Credit Agreement is amended to read in full as follows:

                  "SECTION 5.19. Sale and Leaseback Transactions. (a) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, which property has been owned and operated by the Borrower and its Subsidiaries for more than 180 days, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (each, a "SALE AND LEASEBACK TRANSACTION"), except for Sale and Leaseback Transactions the aggregate amount of Attributable Debt in respect of which does not exceed $20,000,000.

                  (b) On any day on or after the Amendment No. 4 Effective Date on which the Adjusted Leverage Ratio is greater than 5.00 to 1.00, the

         Borrower will not and will not permit any of its Subsidiaries to enter into any Sale and Leaseback Transaction other than Sale and Leaseback Transactions with respect to specified equipment previously identified to the Administrative Agent for which the Attributable Debt, together with all other Attributable Debt arising on or after the Amendment No. 4 Effective Date from Sale and Leaseback Transactions in respect of all other specified equipment previously identified to the Administrative Agent and entered into on a day on which the Adjusted Leverage Ratio was greater than 5.00 to 1.00, does not exceed $2,000,000.

         SECTION 24. Mortgages. Article 5 of the Credit Agreement is hereby amended by adding, immediately after Section 5.19, new Sections 5.20, 5.21, 5.22 and 5.23 to read in their entirety as follows:

                  "SECTION 5.20. Mortgages. On or prior to the New Mortgage Deadline or, if requested by the Borrower and agreed to by the Agent in its reasonable discretion with respect to one or more New Mortgage Properties that do not exceed in value (as determined on the basis of the "2003 Budget EBITDA with Cliff" assigned to each New Mortgage Property in the Strategic Review) 40% of the aggregate value (so determined) of all New Mortgage Properties, such other date or dates (which shall not, except in the case of New Mortgage Properties that do not exceed in value (so determined) 15% of the aggregate value (so determined) of all New Mortgage Properties, be later than the ninetieth day after the Amendment No. 4 Effective Date) (each, an "EXTENDED NEW MORTGAGE DEADLINE") as the Borrower and the Agent shall agree:

                           (a) the owner of each New Mortgage Property shall
                  have delivered to the Agent duly executed counterparts of a New Mortgage in respect of each New Mortgage Property owned by it;

                           (b) the Borrower shall deliver, or cause to be
                  delivered, to the Agent legal opinions of local counsel reasonably satisfactory to the Agent with respect to each of the New Mortgages, which legal opinion shall be in form and substance reasonably satisfactory to the Agent;

                           (c) the Borrower shall deliver, or cause to be
                  delivered, to the Agent evidence satisfactory to the Agent that such action (including, without limitation, the filing of appropriately completed Uniform Commercial Code financing statements and the recording of Mortgages) as may be necessary or as the Agent shall have reasonably requested to perfect the Liens created pursuant to the

                  New Mortgages shall have been taken, or that arrangements therefor satisfactory to the Agent shall have been made;

                           (d) the Borrower shall deliver, or cause to be
                  delivered, to the Agent policies of title insurance (or commitments therefor with all conditions marked satisfied), in form and substance satisfactory to the Agent and issued by an insurance company or companies as are acceptable to the Agent (the "TIC"), insuring the perfection, enforceability and priority of the Liens on the New Mortgage Property created under the New Mortgages in amounts not less than 110% of the product of 5 multiplied by the "2003 Budget EBITDA with Cliff" assigned to such New Mortgage Property in the Strategic Review, subject only to such exceptions as are reasonably satisfactory to the Agent, containing such endorsements (other than endorsements that would require a new survey or survey update) and affirmative assurances as have been previously agreed to by, or are otherwise satisfactory to, the Agent, and reinsured in amounts and under reinsurance agreements in form and substance satisfactory to the Agent; and the Borrower shall have paid or made arrangements satisfactory to the Agent to pay to the TIC all expenses and premiums of the TIC in connection with the issuance of such policies and in addition shall have paid or made arrangements satisfactory to the Agent to pay to the TIC an amount equal to the recording and stamp taxes payable in connection with recording the New Mortgages in the appropriate county land offices; provided that, if with respect to any New Mortgage Property there are encumbrances of record, as of the New Mortgage Deadline (or, in the case of a New Mortgage Property as to which the Agent shall have consented to an Extended New Mortgage Deadline, as of the Extended New Mortgage Deadline in respect of such New Mortgage Property) that are not reasonably acceptable to the Administrative Agent, then unless the Administrative Agent, in its reasonable discretion, enters into a letter agreement with the Borrower, the owner of the New Mortgaged Property and the TIC setting forth such encumbrances and providing for the removal of such encumbrances and the execution and delivery of documentation evidencing such removal by the applicable Cure Date, the Administrative Agent shall accept a New Mortgage on a substitute property as described in the proviso to the definition of New Mortgage Property set forth in Section 1.01 hereof (and title insurance complying with the provisions of this clause (d)) in lieu of such New Mortgage Property;

                           (e) the Borrower shall deliver, or cause to be
                  delivered, to the Agent copies of file search reports from the Uniform Commercial Code filing office in each jurisdiction (i) in which is located any Collateral (other than Pledged Stock) subject to a New Mortgage, (ii) in which is located the chief executive office of any Subsidiary of the Borrower that owns or holds any right, title or interest in any property that constitutes Collateral (other than the Pledged Stock) subject to a New Mortgage or (iii) in which any such Subsidiary is located (within the meaning of Section 9-307 of the UCC), setting forth the results of Uniform Commercial Code file searches conducted in the name of the Borrower or such Subsidiary, as the case may be;

                           (f) the Borrower shall deliver, or cause to be
                  delivered, to the Agent all documents the Agent may reasonably request relating to the existence of each Subsidiary of the Borrower party to any New Mortgage, the corporate authority for and the validity of the New Mortgages, and any other matters relevant thereto, all in form and substance satisfactory to the Agent; and

                           (g) the Borrower shall have paid all other costs,
                  fees and expenses (including, without limitation, mortgage recording, intangibles or documentary stamp on similar taxes, reasonable legal fees and expenses) payable to the Agent with respect to the New Mortgages, in each case invoiced prior to the New Mortgage Deadline or the Extended New Mortgage Deadline, as applicable.

                  SECTION 5.21. Prepayment of Notes. The Borrower will not, and will not permit any of its Subsidiaries to, prepay the New Senior Notes or the Senior Notes; provided that the Borrower may prepay or redeem New Senior Notes or Senior Notes on any day with the amount, if any, by which the average of the Consolidated Cash Balances at the close of business on the three consecutive Business Days immediately preceding such day (exclusive of any amount escrowed pursuant to clause
         (iii)(B)(II) below), exceeds $125,000,000 if on such day

                           (i) there shall be no Loans outstanding;

                           (ii) the Bank of Montreal Synthetic Lease Obligations
                  and the Mortgage Facility Obligations have been repaid in full; and

                           (iii) either (A) (I) the Adjusted Leverage Ratio does
                  not and did not exceed 5.00 to 1.00 on (x) such day, both prior to and after giving effect to such prepayment, and (y) the last day of each of the two fiscal quarters most recently ended prior to such day and (II) the aggregate Commitments of all Banks do not exceed $85,000,000 or (B) all of (I) the aggregate Commitments of all Banks do not exceed $65,000,000, (II) the Borrower shall have delivered to the Agent cash in an amount equal to the aggregate Letter of Credit Exposures of all Banks then outstanding, to be held in escrow by the Agent to the extent that such Letter of Credit Exposures remain outstanding, (III) the Borrower shall have entered into a binding agreement not thereafter to request or borrow any Loans under this Agreement and (IV) the product of 5 multiplied by Annualized Mortgage EBITDA determined as of the date of such prepayment for the most recent fiscal quarter for which financial statements have been, or are required to have been, delivered pursuant to
                  Section 5.01(a) or (b), shall equal or exceed the product of 2 multiplied by the aggregate Commitments of all Banks then outstanding.

                  SECTION 5.22. Prepayment of Bank of Montreal Synthetic Lease Obligations and Mortgage Facility Obligations. The Borrower shall prepay, or cause its Subsidiaries to prepay (or, in the case of the Bank of Montreal Synthetic Lease Obligations, deposit funds that are committed to the repayment of), the Bank of Montreal Synthetic Lease Obligations and the Mortgage Facility Obligations,

                           (i) on the Amendment No. 4 Effective Date, in the
                  case of the Bank of Montreal Synthetic Lease Obligations, in the amount of $20,000,000,

                           (ii) upon the receipt by the Borrower or any of its
                  Subsidiaries of any proceeds of any Asset Sale, by an amount equal to

                                    (A) if such Asset Sale includes assets that
                           were subject to a Lien securing the Bank of Montreal Synthetic Lease Obligations or the Mortgage Facility Obligations, solely to the obligations secured by such assets, (1) in the case of the Bank of Montreal Synthetic Lease Obligations, in the amount set forth on Schedule VII hereto with respect to such assets and (2) in the case of the Mortgage Facility Obligations, in the amount required to be repaid pursuant to the AmSouth Mortgage Facility or the Washington Mutual Mortgage Facilities, as applicable;

CONFIDENTIAL TREATMENT REQUESTED

The asterisked portions of this document have been omitted and are filed separately with the Securities and Exchange Commission.

                                    (B) if any Net Cash Proceeds result from
                           such Asset Sale,

                                             (1) until the Bank of Montreal
                                    Synthetic Lease Obligations have been
                                    prepaid by $15,000,000 in the aggregate and
                                    the Mortgage Facility Obligations have been
                                    prepaid by $3,750,000 in the aggregate, in
                                    each case pursuant to this clause (1) (or,
                                    in either case, repaid in full), the Initial
                                    Specified Portion of the Net Cash Proceeds
                                    in respect of such Asset Sale; provided that
                                    if, prior to the earlier of (x) ************
                                    ********************************************
                                    *********** and (y) ************************
                                    ******************************, the Borrower
                                    shall have reached a final agreement related to past billing practices of MK Medical, which agreement requires the Borrower and its Subsidiaries to make cash payments in an aggregate amount greater than *********** but less than ***********, no prepayment shall be required in respect of the Net Cash Proceeds received on or after the date that such agreement becomes final in an amount equal to the excess of the aggregate amount of such payments over ***********; provided further that the provisions of this clause
                                    (1) shall remain in effect thereafter until the Bank of Montreal Synthetic Lease Obligations have been prepaid by $15,000,000 in the aggregate and the Mortgage Facility Obligations have been prepaid by $3,750,000 in the aggregate, in each case pursuant to this clause (1),

                                             (2) after the Bank of Montreal
                                    Synthetic Lease Obligations have been
                                    prepaid by $15,000,000 in the aggregate and the Mortgage Facility Obligations have been prepaid by $3,750,000 in the aggregate, in each case pursuant to clause (B)(1) of this
                                    Section 5.22(ii) (or, in either case, repaid in full), the Specified Portion of 65% of the Net Cash Proceeds of such Asset Sales, and

                                    (C) if, in the absence of any additional
                           Commitment reductions and/or repayments of Mortgage Facility

                           Obligations and/or Bank of Montreal Synthetic Lease Obligations, the Borrower would be required to make a Senior Asset Sale Offer (as defined in the Senior Note Agreement or the New Senior Note Agreement) under the Senior Note Agreement or the New Senior Note Agreement, in an amount equal to the applicable Specified Portion of the amount of Net Cash Proceeds that must be applied to repay Senior Debt (as defined in the Senior Note Agreement or the New Senior Note Agreement) in order for the Borrower to avoid the making of a Senior Asset Sale Offer under the Senior Note Agreement or the New Senior Note Agreement; and

                           (iii) on any Business Day, by the applicable
                  Specified Portion of the amount by which the average of the Consolidated Cash Balances at the close of business on the three consecutive Business Days immediately preceding such day (in each case after giving effect to any Commitment reductions required pursuant to clause (ii) of Section 2.11(b) and related prepayments pursuant to Section 2.05(d) and any prepayments required pursuant to clause (ii) of this Section 5.22, in each case to be made on any such Business Day) exceeds $125,000,000;

                  provided that (x) if the Mortgage Facility Obligations remain outstanding, the Borrower may elect to apply 100% of any prepayment that would otherwise be applied under this Section
                  5.22 to prepay the Mortgage Facility Obligations to prepay the Bank of Montreal Synthetic Lease Obligations and reduce the Commitments in the same manner as if the Mortgage Facility Obligations had theretofore been repaid in full pursuant to this Section 5.22 and (y) if the Mortgage Facility Obligations have been prepaid in full (other than pursuant to this Section 5.22), the Borrower may retain any amount that would otherwise have been applied under this Section 5.22 to prepay the Mortgage Facility Obligations to the extent that the aggregate of such retained amounts does not exceed the amount of Mortgage Facility Obligations so prepaid on or after the Amendment No. 4 Effective Date less $5,000,000.

                  SECTION 5.23. Additional Collateral. (a) In the event that the Borrower or any of its Subsidiaries grants to the agent or the lenders under Bank of Montreal Synthetic Lease in respect of the Bank of Montreal Synthetic Lease Obligations, at any time after the Amendment No. 4

         Effective Date, a Lien on any of its property or assets (other than a Lien on (i) Amended Mortgage Property (as defined in the Bank of Montreal Synthetic Lease) or (ii) any property (the "SUBSTITUTE PROPERTY") substituted for property (the "ORIGINAL PROPERTY") referred to in clause (i) above so long as the value of such Substitute Property is not greater than (other than by a de minimus amount) the value of the Original Property for which it is substituted), the Borrower shall, or shall cause its Subsidiary to, as the case may be, simultaneously grant to the Agent for the benefit of the Secured Parties, a security interest in such property or assets on an equal and ratable basis with the grant of the security interest to the agent or the lenders under the Bank of Montreal Synthetic Lease.

                  (b) If all amounts now or hereafter payable by the Borrower and its Subsidiaries under (a) the AmSouth Mortgage Facility or (b) the Washington Mutual Mortgage Facilities shall have been repaid in full, then, to the extent permitted under the Senior Note Agreement and the New Senior Note Agreement, the Borrower shall, or shall cause its applicable Subsidiary to, grant Liens on the assets theretofore securing such Mortgage Facility Obligations to secure the obligations of the Borrower and the Subsidiary Guarantors under the Financing Documents (which Liens may equally and ratably secure the Bank of Montreal Synthetic Lease Obligations)."

         SECTION 25. Events of Default. (a) Section 6.01 of the Credit Agreement is amended by:

                  (i) replacing the word "or" on the second line of clause (b) thereof with a comma; and

                  (ii) adding, following the expression "5.19" on the second line of clause (b) thereof, the expression", 5.20, 5.21, 5.22 or 5.23".

         (b) Clause (n) of Section 6.01 of the Credit Agreement is amended to read in full as follows:

                  "(n) the Security Documents shall at any time on or after the Amendment No. 4 Effective Date (or, in the case of any New Mortgage to be delivered pursuant to Section 5.20 or any Additional Mortgage to be delivered pursuant to Section 5.23, the date upon which such New Mortgage or Additional Mortgage is recorded in accordance with Section
         5.20 or 5.23), for any reason (other than solely due to actions taken by the Agent or any Bank) fail to create perfected Liens in favor of the Secured Parties on the Collateral, securing all of the Secured Obligations purported to be secured thereby, and as to which, in the case of Pledged Stock, the Agent has control (within the meaning of Sections 8-106 and 9-106 of the UCC), subject to no other Liens other than, in the case of Collateral covered by any Mortgage or Additional Mortgage, Permitted Property Liens and, at any time prior to the applicable Cure Date, applicable Curable Encumbrances, or, in the case of any Collateral other than Pledged Stock, Liens permitted under Section 5.11(a)(x) as to which the Liens created under the Security Documents have priority;"

         SECTION 26. Amendment to Schedules. Schedule I and Schedule IV of the Credit Agreement are hereby replaced in their entirety by Schedule I and
Schedule IV hereto, respectively.

         SECTION 27. Additional Schedules. Schedules VI and VII hereto are hereby added as Schedules VI and VII, respectively, to the Credit Agreement.

         SECTION 28. Pledge Agreement Amendments. (a) Section 5(C) of the Pledge Agreement is hereby amended by adding, at the beginning of clause (ii) thereof, the following expression:

         "if the New Mortgage Condition is not satisfied on or prior to the New Mortgage Deadline or, to the extent that the Agent shall have agreed to an Extended New Mortgage Deadline with respect to any New Mortgage Property, in respect of such New Mortgage Property only, such Extended New Mortgage Deadline (it being understood that the Borrower will not be required to take any action under this clause (ii) between the Amendment No. 4 Effective Date and the later of the New Mortgage Deadline and any such Extended New Mortgage Deadline),".

         (b) The last sentence of Section 10 of the Pledge Agreement is hereby amended to read in full as follows:

         "The Administrative Agent and the Obligors agree that such notice constitutes `REASONABLE AUTHENTICATED NOTIFICATION' within the meaning of Section 9-611(b) of the UCC."

         SECTION 29. Representations. (a) The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment No. 4 Effective Date, (ii) no Default will have occurred and be continuing on such date and (iii) the aggregate "2003 Budget EBITDA with Cliff" allocated in the Strategic Review to the assisted living and skilled nursing facilities set forth on Schedule VI hereto is at least $33,000,000.

         (b) Each Subsidiary Guarantor represents and warrants that the representations and warranties set forth in Article 3 of the Amended and Restated Subsidiary Guaranty dated as of April 25, 2001 (as amended through to the Amendment No. 4 Effective Date) among the Borrower and the Subsidiaries of the Borrower party thereto will be true on and as of the Amendment No. 4 Effective Date.

         SECTION 30. General Release. In consideration of the amendments provided for herein, the Borrower and the Subsidiary Guarantors, on behalf of themselves and their respective Subsidiaries and their and their respective Subsidiaries' successors and assigns (collectively, "RELEASORS"), hereby forever waive, release and discharge to the fullest extent permitted by law any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), causes of action, demands, suits, costs, expenses and damages (collectively, the "CLAIMS"), that any Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against any or all of the Agent and any Bank and their respective affiliates, shareholders and "controlling persons" (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the "RELEASEES"), based in whole or in part on facts, whether or not now known, existing on or before the execution of this Amendment, except for Claims solely arising out of the gross negligence or willful misconduct of any Releasees (the "EXCLUDED CLAIMS"). In entering into this Amendment, the Borrower has consulted with and been represented by counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of the Credit Agreement and the other Financing Documents and payment in full of all amounts owing thereunder.

         SECTION 31. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 32. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 33. Effectiveness. This Amendment shall become effective as of the date hereof on the date when the following conditions are met:

         (a) the Administrative Agent shall have received from each of the Borrower, the Subsidiary Guarantors, and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

         (b) the Administrative Agent shall have received a favorable written opinion of each of (i) John Arena, General Counsel - Corporate Law, of the Borrower, and (ii) Weil, Gotshal & Manges LLP, in each case covering such matters as the Required Banks shall reasonably request and in form and substance satisfactory to the Administrative Agent;

         (c) receipt by the Administrative Agent of a certificate of an Authorized Financial Officer of the Borrower setting forth in reasonable detail calculations that establish that the aggregate fair market value of the assisted living and skilled nursing facilities set forth on Schedule VI does not exceed the amount of the available and unused Permitted Liens under clause (xi) of the definition of Permitted Liens in the Senior Note Agreement immediately prior to the Amendment No. 4 Effective Date;

         (d) the Administrative Agent shall have received from the Borrower a counterpart of the Investments Side Letter signed by the Borrower or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that the Borrower has signed a counterpart thereof;

         (e) receipt by the Administrative Agent of evidence satisfactory to it that the Borrower shall have prepaid (or deposited funds that are committed to the prepayment of) the Bank of Montreal Synthetic Lease Obligations in an aggregate principal amount of $20,000,000;

         (f) receipt by the Administrative Agent of a fully executed amendment to the Bank of Montreal Synthetic Lease, in form and substance satisfactory to the Administrative Agent, and evidence satisfactory to it that such amendment is effective;

         (g) receipt by the Administrative Agent (i) for the account of the Banks which have executed Amendment No. 3 on or prior to the date hereof, ratably in proportion to their Commitments, of an amendment fee equal to 0.125% of the Commitments of such Banks as in effect immediately prior to giving effect to Amendment No. 4 and (ii) for the account of the Banks executing Amendment No. 4 on or prior to the date hereof, ratably in proportion to their Commitments, of an amendment fee equal to 0.375% of the Commitments of such Banks as in effect immediately prior to giving effect to Amendment No. 4;

         (h) receipt of arrangement fees in the amounts, and for the accounts of the Persons, previously agreed with the Borrower; and

         (i) receipt by the Administrative Agent of payment of all out-of-pocket expenses due and payable to it pursuant to Section 9.03(a) of the Credit Agreement (including, to the extent invoiced, all fees and disbursements of Davis Polk & Wardwell, special counsel to the Administrative Agent).

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                   BEVERLY ENTERPRISES, INC.

                                   By: /s/ RICHARD D. SKELLY, JR.
                                       ----------------------------------------
                                   Name:  Richard D. Skelly, Jr.
                                   Title: Senior Vice President and Treasurer

                                   SUBSIDIARY GUARANTORS:

                                   4F FUNDING, INC. (f/k/a Beverly Enterprises
                                     - Oklahoma, Inc.)
                                   AEDON STAFFING, LLC
                                   AEDON HOMECARE, LLC
                                   AEGIS THERAPIES, INC. (f/k/a
                                     Beverly Rehabilitation, Inc.)
                                   AEGIS THERAPIES-FLORIDA, INC.
                                     (f/k/a AEGIS-Florida, Inc.)
                                   AGI-CAMELOT, INC.
                                   BEVERLY- BELLA VISTA HOLDING, INC.
                                   BEVERLY - INDIANAPOLIS, LLC
                                   BEVERLY - MISSOURI VALLEY
                                     HOLDING, INC.
                                   BEVERLY - RAPID CITY HOLDING, INC.
                                   BEVERLY CLINICAL, INC.
                                   BEVERLY ENTERPRISES
                                     INTERNATIONAL LIMITED
                                   BEVERLY ENTERPRISES -
                                     ALABAMA, INC.
                                   BEVERLY ENTERPRISES -
                                     ARIZONA, INC.
                                   BEVERLY ENTERPRISES -
                                     ARKANSAS, INC.
                                   BEVERLY ENTERPRISES -
                                     CALIFORNIA, INC. (f/k/a
                                     Hospital Facilities Corporation)
                                   BEVERLY ENTERPRISES -
                                     COLORADO, INC.
                                   BEVERLY ENTERPRISES -
                                     CONNECTICUT, INC.

                                   BEVERLY ENTERPRISES -
                                     DELAWARE, INC.
                                   BEVERLY ENTERPRISES -
                                     DISTRIBUTION SERVICES, INC. (f/k/a
                                     Beverly Enterprises - New York, Inc.)
                                   BEVERLY ENTERPRISES - DISTRICT OF
                                     COLUMBIA, INC.
                                   BEVERLY ENTERPRISES -
                                     FLORIDA, INC.
                                   BEVERLY ENTERPRISES -
                                     GARDEN TERRACE, INC.
                                   BEVERLY ENTERPRISES -
                                     GEORGIA, INC.
                                   BEVERLY ENTERPRISES - HAWAII, INC.
                                   BEVERLY ENTERPRISES - IDAHO, INC.
                                   BEVERLY ENTERPRISES - ILLINOIS, INC.
                                   BEVERLY ENTERPRISES -
                                     INDIANA, INC.
                                   BEVERLY ENTERPRISES - IOWA, INC.
                                   BEVERLY ENTERPRISES - KANSAS, LLC
                                     (successor to Beverly Enterprises -
                                     Kansas, Inc.)
                                   BEVERLY ENTERPRISES -
                                     KENTUCKY, INC.
                                   BEVERLY ENTERPRISES -
                                     LOUISIANA, INC.
                                   BEVERLY ENTERPRISES - MAINE, INC.
                                   BEVERLY ENTERPRISES -
                                     MARYLAND, INC.
                                   BEVERLY ENTERPRISES -
                                     MASSACHUSETTS, INC.
                                   BEVERLY ENTERPRISES -
                                     MICHIGAN, INC.
                                   BEVERLY ENTERPRISES -
                                     MINNESOTA, LLC (successor to
                                     Beverly Enterprises - Minnesota, Inc.)
                                   BEVERLY ENTERPRISES -
                                     MISSISSIPPI, INC.
                                   BEVERLY ENTERPRISES -
                                     MISSOURI, INC.
                                   BEVERLY ENTERPRISES -
                                     MONTANA, INC.

                                   BEVERLY ENTERPRISES -
                                     NEBRASKA, INC.
                                   BEVERLY ENTERPRISES -
                                     NEVADA, INC.
                                   BEVERLY ENTERPRISES - NEW
                                     HAMPSHIRE, INC.
                                   BEVERLY ENTERPRISES - NEW
                                     JERSEY, INC.
                                   BEVERLY ENTERPRISES - NEW
                                     MEXICO, INC.
                                   BEVERLY ENTERPRISES - NORTH
                                     CAROLINA, INC.
                                   BEVERLY ENTERPRISES - NORTH
                                     DAKOTA, INC.
                                   BEVERLY ENTERPRISES - OHIO, INC.
                                   BEVERLY ENTERPRISES - OREGON,
                                     INC.
                                   BEVERLY ENTERPRISES -
                                     PENNSYLVANIA, INC.
                                   BEVERLY ENTERPRISES - RHODE
                                     ISLAND, INC.
                                   BEVERLY ENTERPRISES - SOUTH
                                     CAROLINA, INC.
                                   BEVERLY ENTERPRISES - TENNESSEE,
                                     INC.
                                   BEVERLY ENTERPRISES - TEXAS, INC.
                                   BEVERLY ENTERPRISES - UTAH, INC.
                                   BEVERLY ENTERPRISES - VERMONT, INC.
                                   BEVERLY ENTERPRISES - VIRGINIA, INC.
                                   BEVERLY ENTERPRISES -
                                     WASHINGTON, INC.
                                   BEVERLY ENTERPRISES - WEST
                                     VIRGINIA, INC.
                                   BEVERLY ENTERPRISES - WISCONSIN,
                                     INC.
                                   BEVERLY ENTERPRISES - WYOMING, INC.
                                   BEVERLY HEALTH AND
                                   REHABILITATION SERVICES, INC.
                                   BEVERLY HEALTHCARE, LLC
                                   BEVERLY HEALTHCARE - CALIFORNIA,
                                     INC.
                                   BEVERLY HOLDINGS I, INC.
                                   BEVERLY INDEMNITY, LTD.

                                   BEVERLY MANOR INC. OF HAWAII
                                   BEVERLY REAL ESTATE HOLDINGS, INC.
                                   BEVERLY SAVANA CAY MANOR, INC.
                                   BEVRD, LLC
                                   CERES OXYGEN SERVICES, LLC
                                   CERES STRATEGIES, INC. (f/k/a/ Beverly
                                     Healthcare Acquisition, Inc.)
                                   CERES STRATEGIES MEDICAL SERVICES,
                                     LLC
                                   COMMERCIAL MANAGEMENT, INC.
                                   COMMUNITY CARE, INC.
                                   COMPASSION AND PERSONAL CARE
                                     SERVICES, INC.
                                   EASTERN HOME HEALTH SUPPLY &
                                     EQUIPMENT CO., INC.
                                   HALLMARK CONVALESCENT HOMES, INC.
                                   HOMECARE PREFERRED CHOICE, INC.
                                   HOSPICE OF EASTERN CAROLINA, INC.
                                   HOSPICE PREFERRED CHOICE, INC.
                                   LARES CARE RESOURCE, LLC
                                   LIBERTY NURSING HOMES,
                                     INCORPORATED
                                   MATRIX OCCUPATIONAL HEALTH, INC.
                                   MATRIX WELLNESS, LLC
                                   MEDICAL ARTS HEALTH FACILITY OF
                                   LAWRENCEVILLE, INC.
                                   MODERNCARE OF LUMBERTON, INC.
                                   NEBRASKA CITY S-C-H, INC.
                                   NURSING HOME OPERATORS, INC.
                                   PETERSEN HEALTH CARE, INC.
                                   SOUTH ALABAMA NURSING HOME, INC.
                                   SOUTH DAKOTA - BEVERLY
                                     ENTERPRISES, INC.
                                   SPECTRA HEALTHCARE ALLIANCE, INC.
                                   TAR HEEL INFUSION COMPANY, INC.
                                   TMD DISPOSITION COMPANY
                                   VANTAGE HEALTHCARE
                                     CORPORATION

                                   All by: /s/ JOHN G. ARENA
                                          -------------------------------------
                                          Name:  John G. Arena
                                          Title: Secretary

                                   JPMORGAN CHASE BANK (formerly
                                   known as The Chase Manhattan Bank
                                   successor by merger to Morgan Guaranty
                                   Trust Company of New York)

                                   By: /s/ DAWN LEE LUM
                                      -----------------------------------------
                                      Name:  Dawn Lee Lum
                                      Title: Vice President

                                   BANK OF AMERICA, N.A.

                                   By: /s/  WILLIAM E. LIVINGSTON
                                      -----------------------------------------
                                      Name:  William E. Livingston
                                      Title: Managing Director

                                   THE BANK OF NEW YORK

                                   By:  /s/ BRENDAN T. NEDEI
                                      -----------------------------------------
                                      Name:  Brendan T. Nedei
                                      Title: Senior Vice President

                                   BANK OF MONTREAL

                                   By:  /s/ EDWARD P. McGUIRE
                                      -----------------------------------------
                                      Name:  Edward P. McGuire
                                      Title: Vice President

                                   GENERAL ELECTRIC CAPITAL
                                     CORPORATION

                                   By: /s/ JANET K. WILLIAMS
                                      -----------------------------------------
                                      Name:  Janet K. Williams
                                      Title: Duly Authorized Signatory

                                                                      SCHEDULE I

                                PRICING SCHEDULE

         The "EURO-DOLLAR MARGIN", "CD MARGIN", "BASE RATE MARGIN", "LETTER OF CREDIT COMMISSION RATE" and "COMMITMENT FEE RATE" for any day are the respective rates per annum set forth below in the applicable row in the column corresponding to the Pricing Level that applies on such day (or, in the case of any day on or after the Amendment No. 4 Effective Date and prior to the date upon which financial statements for the second full fiscal quarter occurring after the Amendment No. 4 Effective Date shall have been delivered pursuant to
Section 5.01(b), the greater of (i) the applicable rate so determined for such day and (ii) (v) in the case of the Euro-Dollar Margin, 3.500%, (w) in the case of the CD Margin, 3.625%, (x) in the case of the Base Rate Margin, 2.500%, (y) in the case of the Letter of Credit Commission Rate, 3.500% and (z) in the case of the Commitment Fee Rate, 0.6875%):

                          Level I    Level II     Level III     Level IV     Level V
                          -------    --------     ---------     --------     -------
Euro-Dollar Margin        2.875%      3.500%       4.000%       4.375%       4.750%
CD Margin                 3.000%      3.625%       4.125%       4.500%       4.875%
Base Rate Margin          1.875%      2.500%       3.000%       3.375%       3.750%
Letter of Credit
  Commission Rate         2.875%      3.500%       4.000%       4.375%       4.750%
Commitment Fee Rate       0.500%     0.6875%       0.875%       1.125%       1.500%

                  For purposes of this Pricing Schedule, the following terms have the following meanings:

                  "PRICING RATIO" means, on any day, the ratio of Adjusted Consolidated Debt on such day to Consolidated EBITDAR for the four consecutive fiscal quarters most recently ended on or prior to such day.

                  "LEVEL I PRICING" applies on any day if, as of the last day of the fiscal quarter most recently ended on or prior to such day and as to which the Borrower shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 5.01(d), (i) the Pricing Ratio is less than 5.0 to 1.0.

                  "LEVEL II PRICING" applies on any day if, as of the last day of the fiscal quarter most recently ended on or prior to such day and as to which the Borrower shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 5.01(d), (i) the Pricing Ratio is less than 5.5 to 1.0 and (ii) Level I Pricing does not apply.

                  "LEVEL III PRICING" applies on any day if, as of the last day of the fiscal quarter most recently ended on or prior to such day and as to which the Borrower shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 5.01(d), (i) the Pricing Ratio is less than 6.0 to 1.0 and (ii) Level II Pricing does not apply.

                  "LEVEL IV PRICING" applies on any day if, as of the last day of the fiscal quarter most recently ended on or prior to such day and as to which the Borrower shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 5.01(d), (i) the Pricing Ratio is less than 6.5 to 1.0 and (ii) Level III Pricing does not apply.

                  "LEVEL V PRICING" applies on any day if, on such day, no other Pricing Level applies.

                  "PRICING LEVEL" means any one of the six pricing levels denominated Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing or Level V Pricing.

                                                                     SCHEDULE IV

                          SUBSIDIARIES OF THE BORROWER

4F FUNDING, INC. (f/k/a Beverly Enterprises - Oklahoma, Inc.)
AEDON STAFFING, LLC
AEDON HOMECARE, LLC
AEGIS THERAPIES, INC. (f/k/a Beverly Rehabilitation, Inc.)
AEGIS THERAPIES-FLORIDA, INC. (f/k/a AEGIS-Florida, Inc.)
AGI-CAMELOT, INC.
BEVERLY- BELLA VISTA HOLDING, INC.
BEVERLY - INDIANAPOLIS, LLC
BEVERLY - MISSOURI VALLEY HOLDING, INC.
BEVERLY - RAPID CITY HOLDING, INC.
BEVERLY CLINICAL, INC.
BEVERLY ENTERPRISES INTERNATIONAL LIMITED
BEVERLY ENTERPRISES - ALABAMA, INC.
BEVERLY ENTERPRISES - ARIZONA, INC.
BEVERLY ENTERPRISES - ARKANSAS, INC.
BEVERLY ENTERPRISES - CALIFORNIA, INC. (f/k/a Hospital Facilities
  Corporation)
BEVERLY ENTERPRISES - COLORADO, INC.
BEVERLY ENTERPRISES - CONNECTICUT, INC.
BEVERLY ENTERPRISES - DELAWARE, INC.
BEVERLY ENTERPRISES - DISTRIBUTION SERVICES, INC. (f/k/a Beverly
  Enterprises - New York, Inc.)
BEVERLY ENTERPRISES - DISTRICT OF COLUMBIA, INC.
BEVERLY ENTERPRISES - FLORIDA, INC.
BEVERLY ENTERPRISES - GARDEN TERRACE, INC.
BEVERLY ENTERPRISES - GEORGIA, INC.
BEVERLY ENTERPRISES - HAWAII, INC.
BEVERLY ENTERPRISES - IDAHO, INC.
BEVERLY ENTERPRISES - ILLINOIS, INC.
BEVERLY ENTERPRISES - INDIANA, INC.
BEVERLY ENTERPRISES - IOWA, INC.
BEVERLY ENTERPRISES - KANSAS, LLC
  (successor to Beverly Enterprises - Kansas, Inc.)
BEVERLY ENTERPRISES - KENTUCKY, INC.
BEVERLY ENTERPRISES - LOUISIANA, INC.
BEVERLY ENTERPRISES - MAINE, INC.
BEVERLY ENTERPRISES - MARYLAND, INC.
BEVERLY ENTERPRISES - MASSACHUSETTS, INC.
BEVERLY ENTERPRISES - MICHIGAN, INC.

BEVERLY ENTERPRISES - MINNESOTA, LLC
(successor to Beverly Enterprises - Minnesota, Inc.)
BEVERLY ENTERPRISES - MISSISSIPPI, INC.
BEVERLY ENTERPRISES - MISSOURI, INC.
BEVERLY ENTERPRISES - MONTANA, INC.
BEVERLY ENTERPRISES - NEBRASKA, INC.
BEVERLY ENTERPRISES - NEVADA, INC.
BEVERLY ENTERPRISES - NEW HAMPSHIRE, INC.
BEVERLY ENTERPRISES - NEW JERSEY, INC.
BEVERLY ENTERPRISES - NEW MEXICO, INC.
BEVERLY ENTERPRISES - NORTH CAROLINA, INC.
BEVERLY ENTERPRISES - NORTH DAKOTA, INC.
BEVERLY ENTERPRISES - OHIO, INC.
BEVERLY ENTERPRISES - OREGON, INC.
BEVERLY ENTERPRISES - PENNSYLVANIA, INC.
BEVERLY ENTERPRISES - RHODE ISLAND, INC.
BEVERLY ENTERPRISES - SOUTH CAROLINA, INC.
BEVERLY ENTERPRISES - TENNESSEE, INC.
BEVERLY ENTERPRISES - TEXAS, INC.
BEVERLY ENTERPRISES - UTAH, INC.
BEVERLY ENTERPRISES - VERMONT, INC.
BEVERLY ENTERPRISES - VIRGINIA, INC.
BEVERLY ENTERPRISES - WASHINGTON, INC.
BEVERLY ENTERPRISES - WEST VIRGINIA, INC.
BEVERLY ENTERPRISES - WISCONSIN, INC.
BEVERLY ENTERPRISES - WYOMING, INC.
BEVERLY FUNDING CORPORATION
BEVERLY HEALTH AND REHABILITATION SERVICES, INC.
BEVERLY HEALTHCARE, LLC
BEVERLY HEALTHCARE - CALIFORNIA, INC.
BEVERLY HOLDINGS I, INC.
BEVERLY INDEMNITY, LTD.
BEVERLY MANOR INC. OF HAWAII
BEVERLY REAL ESTATE HOLDINGS, INC.
BEVERLY SAVANA CAY MANOR, INC.
BEVRD, LLC
CERES OXYGEN SERVICES, LLC
CERES STRATEGIES, INC. (f/k/a/ Beverly Healthcare Acquisition, Inc.) CERES STRATEGIES MEDICAL SERVICES, LLC
COMMERCIAL MANAGEMENT, INC.
COMMUNITY CARE, INC.
COMPASSION AND PERSONAL CARE SERVICES, INC.
EASTERN HOME HEALTH SUPPLY & EQUIPMENT CO., INC.

HALLMARK CONVALESCENT HOMES, INC.
HOMECARE PREFERRED CHOICE, INC.
HOSPICE OF EASTERN CAROLINA, INC.
HOSPICE PREFERRED CHOICE, INC.
LARES CARE RESOURCE, LLC
LIBERTY NURSING HOMES, INCORPORATED
MATRIX OCCUPATIONAL HEALTH, INC.
MATRIX WELLNESS, LLC
MEDICAL ARTS HEALTH FACILITY OF LAWRENCEVILLE, INC.
MODERNCARE OF LUMBERTON, INC.
NEBRASKA CITY S-C-H, INC.
NURSING HOME OPERATORS, INC.
PETERSEN HEALTH CARE, INC.
SOUTH ALABAMA NURSING HOME, INC.
SOUTH DAKOTA - BEVERLY ENTERPRISES, INC.
SPECTRA HEALTHCARE ALLIANCE, INC.
TAR HEEL INFUSION COMPANY, INC.
TMD DISPOSITION COMPANY
VANTAGE HEALTHCARE CORPORATION

                                                                     SCHEDULE VI

                            NEW MORTGAGE PROPERTIES

STATE    FAC NO.                         ADDRESS
-----    -------                        ---------
 AL       00359       1130 S. Hale Street, Oxford, AL 36203
 AL       00650       600 Corley Avenue, Boas, AL 35957
 AL       00732       1701 N. Alston, Foley, AL 35064
 AL       04870       119 Watterson Parkway, Trussville, AL 35173
 GA       00766       5470 Meridian Mark Road, Atlanta, GA 30342
 GA       00769       2787 N. Decatur Road, Decatur, GA 30033
 MA       00116       25 Armory Street, West Newton, MA 02165
 MA       00117       188 Florence Street, Chestnut Hill, MA 02467
 MA       02062       76 N. Street, Middleboro, MA 02346
 MA       02061       27 George Street, Attleboro, MA 02703
 MA       02063       195 Pleasant Street, Attleboro, MA 02703
 MA       02070       383 Mill Street, Worchester, MA 01602
 MA       02236       19 Obery Street, Plymouth, MA 02360
 MA       02249       120 Main Street, Malden, MA 02148
 MA       02259       Chief Justice Cushing Highway, Rte. 3A, Cohasset,
                      MA 02025
 MA       02260       146 Dean Street, Taunton, MA 02780
 MA       02413       1650 Washington Street, West Newton, MA 02465
 MA       03969       460 Washington Street, Norwood, MA 02062
 MN       00438       305 Fremont Street, Anoka, MN 55303
 MN       00442       2957 Redwood Avenue, Slayton, MN 56172
 MN       00876       313 S. Greeley Street, Stillwater, MN 55082
 MN       00883       2810 Second Avenue North, Moorhead, MN 56560
 MN       02332       15409 Wayzata Boulevard, Wayzata, MN 55391
 MO       02279       1050 Dawson, New Madrid, MO
 MN       02325       2727 N. Victoria , Roseville, MN 55113
 MO       02367       215 Rear West Grant, Dexter, MO 63841
 MO       02380       Sidney Street, R.R. 2, St. James, MO 65559
 NC       00063       127 Moye Boulevard, Greenville, NC 27834
 NE       00451       3918 27th Street, Columbus, NE 68601
 NE       00458       202 N. Esther, Fullerton, NE 68638
 NE       00489       5505 Grover Street, Omaha, NE 68106
 NE       00492       N. Highway 2181, O'Neill, NE 68763
 NE       00510       602 S. 18th Street, Plattsmouth, NE 68048
 NE       00511       2023 Colfax Avenue, Schuyler, NE 68661
 NE       00512       823 M Street, Tekamah, NE 68061
 NE       02183       610 B Darr, Grand Island, NE 68803
 NE       02187       1405 W. Highway 34, Grand Island, NE 68801

STATE    FAC NO.                         ADDRESS
-----    -------                        ---------
 NE       02188       1100 North "T" Street, Neligh, NE 68756
 NE       02190       224 E. South East Street, Broken Bow, NE 68822
 NE       02193       111 W. 36th Street, Scottsbluff, NE 69361
 NE       02194       1435 Toledo Street, Sidney, NE 69162
 PA       00262       824 Adams Ave, Scranton, PA 18510
 PA       00266       833 S. Main Street, Phoenixville, PA 19460
 PA       00267       35 Rosemont Avenue, Rosemont, PA 19010
 PA       00268       221 E. Brown Street, E. Stroudsburg, PA 18301
 PA       00284       3300 Logan Ferry Road, Murrayville, PA 15668
 PA       00287       2686 Peach Street, Erie, PA 16508
 PA       02145       26 Ann Street, Oakmont, PA 15139
 PA       03533       7310 Stenton Avenue, Philadelphia, PA 19150
 PA       03959       46 Erford Road, Camp Hill, PA 17011
 PA       03963       700 S. Cayuga Avenue, Altoona, PA 16602
 PA       03964       700 S. Cayuga Avenue, Altoona, PA 16602
 SD       00321       1106 N. 2nd Street, Groton, SD 57445
 SD       02199       803 Park Street, Lake Norden, SD 57248
 SD       02201       1100 4th Avenue East, Mobridge, SD 57601
 SD       02203       916 Mountain View Road, Rapid City, SD 57702
 SD       02743       718 N.W. 8th Street, Madison, SD 57042
 VA       00086       835 Glendale Road, Galax, VA 24333

                                                                    SCHEDULE VII

FACILITY NUMBER              LOCATION                        US$
---------------              --------                    -------------
     0776           Corporate Headquarters               36,010,011.00
     3835           Arkadelphia                           4,920,573.00
     4850           El Dorado                             4,589,223.00
     4141           North Little Rock                     5,364,812.00
     4138           Murrieta                              7,325,034.00
     4310           Murrieta                              4,417,644.00
     3715           Cobb Co.                              6,828,586.00
     2046           Fontanblue Nursing Center
                    Bloomington, Indiana                    500,000.00
     2272           Lincoln Hills Nursing Center Tell
                    City, Indiana                           800,000.00
     3687           Woodlands Convalescent Center
                    Newburgh, Indiana                     1,200,000.00